Exhibit 4.1

CWS Investments Inc.

Subscription Agreement

PART 1: ELECTIONS

Minimum Subscription:	1a. Investment Amount
$5,000
	AMOUNT OF INVESTMENT:	$_______________

Only accepting increments of $1,000.	1b. Form of Ownership of the Bonds for the United States Citizens
On the signature page, you will select the bond class.	Please indicate the form in which you will hold title to your interest, please consider carefully. Once your subscription is accepted, a change in the form of title constitutes a transfer of the bonds and will therefore be restricted by the terms of the Agreement and Offering Circular and Bylaws. Purchaser should seek the advice of an attorney in deciding in which of the forms to take ownership because different forms of ownership can have varying gift tax, estate tax, income tax and other consequences.
Check one:

	Individual	Joint	Entity

Instructions & Guidance

a.	Individual Ownership: One signature required.
b.	Corporation: Fill out all documents in the name of the corporation, by the President and Secretary, and include a certified corporate resolution authorizing the signature).
c.	Tenants In Common: Both or all parties must sign.
d.	Limited Liability Company: Fill out all documents in the name of the limited liability company by the manager authorized to sign and include a copy of the Articles of Organization – LLC-1.
e.	IRA, Solo 401k or KEOGH plan: Fill out all documents in the name of the IRA or Keogh plan, by the beneficiary. The documents must also be executed by the custodian of the plan.
f.	General Partnership: Fill out all documents in the name of the partnership, by a partner authorized to sign).

PART 2: PURCHASER QUESTIONNAIRE

2a. INVESTOR / AUTHORIZED PERSON INFORMATION
Name of Investor/Authorized Person	Joint Owner Name
Date of Birth	Joint Owner Date of Birth
Social Security Number	Social Security Number
Country of Citizenship	Country of Citizenship (if different than Owner)
Street Address	Street Address (if different than Owner)
City	City (if different than Owner)
State	State (if different than Owner)
Zip Code	Zip Code (if different than Owner)
Email Address	Joint Owner Email Adress
Telephone Number	Joint Owner Telephone Number

2b. INVESTOR QUESTIONNAIRE
Accredited investor check: Are you an “accredited” investor (as defined under Rule 501 of Regulation D, U.S. Securities and Exchange Commission)?
	☐	Yes, I am an accredited investor (If yes complete below)

	☐	No, I am not an accredited investor

I am an Accredited Investor (as defined in Rule 501 of Regulation D promulgated under the Securities Act) because (check all appropriate descriptions that apply):

	☐	Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

	☐	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

	☐	Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

	☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

	☐	Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000, excluding equity in their primary residence;

	☐	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

	☐	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in § 230.506(b)(2)(ii);

	☐	Any entity in which all of the equity owners are accredited investors; or

	☐	Any individuals in good standing with requisite professional certifications such as Series 7, Series 65, and Series 82 licenses.

Non-accredited investor certification:

☐

By checking this box, I certify that the aggregate purchase price to be paid by me for the securities in this offering does not exceed ten percent (10%) of the greater of my (i) annual income or net worth, if I am a natural person, with annual income and net worth determined as provided in Rule 501 (§230.501); or (ii) revenue or net assets as of my most recently completed fiscal year end, if I am not a natural person. I understand the issuer may rely on this representation provided the issuer does not know at the time of sale that this representation is untrue.

2c. REGULATORY MATTERS (check all boxes that apply)

● NOTE: Payments made from a bank account that is registered to an individual (or entity) other than the primary investor must have an accompanying letter signed by that account holder's bank confirming such funds were authorized by the account holder.

● Note that additional information may be requested.

☐	Investor is associated with a Financial Industry Regulatory Authority, Inc. (“FINRA”) member firm.
☐	Investor is an entity that is tax-exempt for U.S. federal income tax purposes.
☐	Investor is a plan subject to the Employee Retirement Income Security Act of 1974 (“ERISA”).
☐	Investor is subject to the U.S. Bank Holding Company Act of 1956 or is directly or indirectly “controlled” (as that term is defined in such Act) by an individual or entity that is subject to such Act.
☐	None of the above apply

2d. INVESTING ENTITY INFORMATION When Investing as an entity, must provide entity organizational documents
Entity Name
Entity Type ☐ Corporation ☐ IRA/Solo 401K ☐ LLC ☐ Partnership ☐ Trust
If IRA/Solo 401K:
Account Number:		Is this a Checkbook Control IRA/Solo 401K? ☐ Yes ☐ No
Entity / IRA Address
City	State	Zip Code
Entity Taxpayer ID Number

Custodial Accounts
For Custodial Accounts: Our team will download this signed subscription Agreement and email directly to your custodian with next steps. Our team can assist with finalizing any paperwork with you & your Custodian. The custodian should remit wired funds pursuant to the wire transfer instructions provided or submit a check pursuant to the check instructions provided.

CWS Investments Inc

Subscription Agreement

PART 3: SUBSCRIPTION AGREEMENT

THE BONDS SUBJECT TO THIS SUBSCRIPTION AGREEMENT ARE BEING OFFERED PURSUANT TO REGULATION A PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), PURSUANT TO AN OFFERING CIRCULAR THAT HAS BEEN QUALIFIED BY THE SECURITIES AND EXCHANGE COMMISSION. THESE BONDS HAVE NOT BEEN REGISTERED UNDER THE ACT OR THE SECURITIES LAWS OF ANY STATE. THE BONDS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AS SET FORTH IN THIS SUBSCRIPTION AGREEMENT, THE OFFERING CIRCULAR, AND THE BYLAWS OF THE COMPANY, AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

CLASS A1 BONDS AT 7% PER ANNUM

Date of Investment	Maturity
01/01/26 – 06/30/26	06/30/27
07/01/26 – 12/31/26	12/31/27
01/01/27 – 06/30/27	06/30/28
07/01/27 - 12/31/27	12/31/28
01/01/28 – 06/30/28	06/30/29
07/01/28 – 12/31/28	12/31/29

CLASS A4 BONDS AT 8% PER ANNUM

Date of Investment	Maturity
01/01/26 – 06/30/26	06/30/30
07/01/26 – 12/31/26	12/31/30
01/01/27 – 06/30/27	06/30/31
07/01/27 - 12/31/27	12/31/31
01/01/28 – 06/30/28	06/30/32
07/01/28 – 12/31/28	12/31/32

CLASS B4 BONDS AT 9% PER ANNUM

Date of Investment	Maturity
01/01/26 – 06/30/26	06/30/30
07/01/26 – 12/31/26	12/31/30
01/01/27 – 06/30/27	06/30/31
07/01/27 - 12/31/27	12/31/31
01/01/28 – 06/30/28	06/30/32
07/01/28 – 12/31/28	12/31/32

CLASS B7 BONDS AT 10% PER ANNUM

Date of Investment	Maturity
01/01/26 – 06/30/26	06/30/33
07/01/26 – 12/31/26	12/31/33
01/01/27 – 06/30/27	06/30/34
07/01/27 - 12/31/27	12/31/34
01/01/28 – 06/30/28	06/30/35
07/01/28 – 12/31/28	12/31/35

CWS Investments Inc

Subscription Agreement

1.	SUBSCRIPTION

a.	The undersigned (“Purchaser”) hereby irrevocably subscribes to purchase Bonds of CWS Investments, Inc., a Virginia corporation (the “Company”), of the class indicated herein, in the aggregate principal amount indicated on the signature page hereof (the “Bonds”), all in accordance with the terms and conditions of this Subscription Agreement, the Bylaws (the “Bylaws”), and the Offering Circular dated February 11, 2026, as amended or supplemented from time to time (the “Offering Circular”), which has been qualified by the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Regulation A, Tier 2, under the Securities Act of 1933, as amended, on Form 1-A. The Offering Circular is available on the SEC’s EDGAR database at www.sec.gov and on the Company’s website www.7einvestments.com.

b.	The investment funds are due to the Company simultaneous with the execution of this Agreement.

c.	The Purchaser acknowledges and agrees that this subscription cannot be withdrawn, terminated, or revoked. The Purchaser agrees to purchase the Bonds and to be bound by all the terms and conditions of this Agreement and the Offering Circular and the Bylaws. This subscription shall be binding on the heirs, executors, administrators, successors and assigns of the Purchaser. This subscription is not transferable or assignable by the Purchaser.

d.	This subscription may be rejected as a whole or in part by the Company in its sole and absolute discretion. This subscription shall be binding on the Company only upon acceptance by the Company.

e.	The Purchaser will become a bondholder only upon (i) acceptance of this subscription by the Company, (ii) receipt of the Purchaser's funds in full by the Company, and (iii) issuance of the Bonds to the Purchaser. Until all such conditions are satisfied, the Purchaser shall have only the rights set forth in this Subscription Agreement.

f.	The Purchaser’s rights and responsibilities will be governed by the terms and conditions of this Subscription Agreement, the Offering Circular, and the Bylaws.

2.	CWS REPRESENTATIONS AND WARRANTIES. CWS represents and warrants to the Purchaser, as of the date of this Agreement and as of any date that you commit to purchase Bonds, that: (a) it is duly organized and validly existing as a corporation in good standing under the laws of Virginia and has corporate power to enter into and perform its obligations under this agreement; (b) this agreement has been duly authorized, executed, and delivered; (c) the Bonds have been duly authorized and, following payment of the purchase price by you and electronic execution, authentication, and delivery to you, will constitute valid and binding obligations of CWS, enforceable in accordance with their terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, or other laws; (d) CWS has complied in all material respects with applicable federal, state, and local laws in connection with the offer and sale of the Bonds.

CWS Investments Inc

Subscription Agreement

3.	REPRESENTATIONS AND WARRANTIES BY THE PURCHASER

The Purchaser represents, warrants, and agrees as follows:

a.	I have received and read the Offering Circular and its Exhibits, including the Bylaws, and I am thoroughly familiar with the proposed business, operations, financial condition and intended operations of the Company. I have relied solely upon the Offering Circular, Bylaws, Subscription Agreement and independent investigations made by me or my representatives with respect to the investment in the Bonds. No oral or written representations by the Company beyond the aforementioned documents have been made or relied upon.

b.	I understand that all investments, including this investment, are speculative in nature and involve substantial risk of loss. I have been advised to invest carefully. I have been encouraged to get personal advice from my professional investment advisor and to make independent investigations before acting on information that I have received as part of this investment.

c.	I have read and understand the Bylaws and understand how the Company functions as a corporate entity. By purchasing the Bonds and executing this Subscription Agreement, I hereby agree to the terms and provisions of the Bylaws.

d.	I understand that the Company has a limited financial and operating history. I have been furnished with such financial and other information concerning the Company, and its business, as I consider necessary in connection with the investment in Bonds. I have been given the opportunity to discuss any questions and concerns with the Company.

e.	I am purchasing the Bonds for my own account (or for a trust if I am a trustee), for investment purposes and not with a view or intention to resell or distribute the same. I have no present intention, agreement, or arrangement to divide my participation with others or to resell, assign, transfer, or otherwise dispose of all or part of the Bonds.

f.	I or my investment advisors have such knowledge and experience in financial and business matters that will enable me to utilize the information made available to evaluate the risks of the prospective investment and to make an informed investment decision. I have been advised to consult my own attorney concerning this investment and to consult with independent tax counsel regarding the tax considerations of participating in the Company.

g.	I have carefully reviewed and understand the risks of investing in the Bonds, including those set forth in the Offering Circular. I have carefully evaluated my financial resources and investment position and acknowledge that I am able to bear the economic risks of this investment. I further acknowledge that my financial condition is such that I am not under any present necessity or constraint to dispose of the Bonds to satisfy any existent or contemplated debt or undertaking. I have adequate means of providing for my current needs and possible contingencies, have no need for liquidity in my investment, and can afford to lose some or all of my investment.

CWS Investments Inc

Subscription Agreement

h.	The Purchaser acknowledges that the Bonds are being offered and sold pursuant to Tier 2 of Regulation A under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an offering statement that has been qualified by the Securities and Exchange Commission. The Bonds are not registered under the Securities Act, but are being offered pursuant to an exemption from registration provided by Section 3(b)(2) of the Securities Act and the rules and regulations promulgated thereunder. The information that the Purchaser has furnished herein, including, without limitation, the information set forth in the Investor Questionnaire under 2b, which has been completed by the Purchaser and submitted herewith to the Company, and any other information furnished by the Purchaser to the Company regarding whether the Purchaser qualifies as (i) an “accredited investor” as that term is defined in Rule 501 under Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended, which definition is set forth under Section 7, is correct and complete as of the date of this Agreement and will be correct and complete on the date, if any, that the Company accepts this Subscription. Further, the Purchaser shall immediately notify the Company of any change in any statement made herein prior to the Purchaser’s receipt of the Company’s acceptance of this Subscription, including, without limitation, the Purchaser’s status as an “accredited investor”. The representations and warranties made by the Purchaser herein may be fully relied upon by the Company and by any investigating party relying on them. The Purchaser (a) is an “accredited investor” as that term is defined in Rule 501 under Regulation D, which definition is set forth under Section 7, or (b) if the Purchaser is not an “accredited investor” as that term is defined in Rule 501 under Regulation D, the amount of Bonds being purchased by the Purchaser does not exceed 10% of the greater of the Purchaser’s (i) annual income or net worth (for natural persons), or (ii) revenue or net assets at the most recent fiscal year-end (for non-natural persons), calculated in accordance with Rule 251(d)(2)(i)(C) of Regulation A. The Purchaser agrees to provide to the Company any additional documentation the Company may reasonably request, including, in addition to the Investor Questionnaire under 2b, any other documentation as may be required by the Company to form a reasonable basis that the Purchaser qualifies as an “accredited investor” as that term is defined in Rule 501 under Regulation D promulgated under the Act.

i.	In connection with this Agreement, the Purchaser has complied in all material respects with applicable federal, state and local laws.

4.	NO ADVISORY RELATIONSHIP. YOU ACKNOWLEDGE AND AGREE THAT THE PURCHASE AND SALE OF THE BONDS PURSUANT TO THIS AGREEMENT IS AN ARMS-LENGTH TRANSACTION BETWEEN YOU AND CWS. IN CONNECTION WITH THE PURCHASE AND SALE OF THE BONDS, CWS IS NOT ACTING AS YOUR AGENT OR FIDUCIARY. CWS ASSUMES NO ADVISORY OR FIDUCIARY RESPONSIBILITY IN YOUR FAVOR IN CONNECTION WITH THE PURCHASE AND SALE OF THE BONDS. CWS HAS NOT PROVIDED YOU WITH ANY LEGAL, ACCOUNTING, REGULATORY, OR TAX ADVICE WITH RESPECT TO THE BONDS. YOU HAVE CONSULTED YOUR OWN LEGAL, ACCOUNTING, REGULATORY, AND TAX ADVISORS TO THE EXTENT YOU HAVE DEEMED APPROPRIATE.

CWS Investments Inc

Subscription Agreement

5.	LIMITATIONS ON DAMAGES. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOST PROFITS OR SPECIAL, EXEMPLARY, CONSEQUENTIAL, OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. FURTHERMORE, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER REGARDING THE EFFECT THAT THIS AGREEMENT MAY HAVE UPON THE FOREIGN, FEDERAL, STATE, OR LOCAL TAX LIABILITY OF THE OTHER.

6.	FURTHER ASSURANCES. The parties agree to execute and deliver such further documents and information as may be reasonably required in order to effectuate the purposes of this agreement.

7.	INVESTOR SUITABILITY STANDARDS

The Company intends to sell the Bonds of this Offering to both Accredited Investors and Non-Accredited Investors as those terms are defined herein.

If the undersigned is not an Accredited Investor, the undersigned acknowledges that this Offering is being conducted pursuant to Tier 2 of Regulation A under Section 3(b)(2) of the Securities Act of 1933, as amended, and represents that the aggregate purchase price to be paid by the purchaser for the securities in this Offering does not exceed ten percent (10%) of the greater of:

(a) Annual income or net worth if a natural person (with annual income and net worth for such natural person purchasers determined as provided in Rule 501 (§ 230.501)); or

(b) Revenue or net assets for such purchaser's most recently completed fiscal year end if a non-natural person.

To qualify as an “accredited investor,” an investor must meet any of the following:

a.	Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

CWS Investments Inc

Subscription Agreement

b.	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

c.	Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

d.	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

e.	Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000, excluding equity in their primary residence;

f.	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

g.	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in § 230.506(b)(2)(ii);

h.	Any entity in which all of the equity owners are accredited investors; or

i.	Any individuals in good standing with requisite professional certifications such as Series 7, Series 65, and Series 82 licenses.

8.	AGREEMENT TO REFRAIN FROM RESALE

The Purchaser agrees not to pledge, hypothecate, sell, transfer, assign or otherwise dispose of any Bonds, nor receive any consideration for Bonds from any person, unless and until prior to any such action: (i) the Purchaser shall have furnished the Company with a detailed written explanation of the proposed disposition and received the prior written consent of the Company, (ii) the proposed transfer complies with all applicable federal and state securities laws; (iii) the proposed transfer complies with the transfer restrictions set forth in the Bylaws, Offering Circular, Form of Bond and this Subscription Agreement. Any attempted transfer of the Bonds in violation of this Section shall be null and void and of no force or effect, and the Company shall not be required to recognize any such transfer or any rights of any purported transferee.

CWS Investments Inc

Subscription Agreement

9.	NOTICE OF DISPUTE RESOLUTION BY BINDING ARBITRATION AND CLASS ACTION/CLASS ARBITRATION WAIVER.

a.	IMPORTANT: PLEASE READ CAREFULLY. THE FOLLOWING PROVISION (“ARBITRATION PROVISION”) CONSTITUTES A BINDING AGREEMENT THAT LIMITS CERTAIN RIGHTS, INCLUDING YOUR RIGHT TO OBTAIN RELIEF OR DAMAGES THROUGH COURT ACTION OR AS A MEMBER OF A CLASS. THAT MEANS THAT, IN THE EVENT THAT YOU HAVE A COMPLAINT AGAINST CWS THAT THE CWS IS UNABLE TO RESOLVE TO YOUR SATISFACTION, YOU AND CWS AGREE TO RESOLVE YOUR DISPUTE THROUGH BINDING ARBITRATION OR SMALL CLAIMS COURT, INSTEAD OF THROUGH COURTS OF GENERAL JURISDICTION OR THROUGH A CLASS ACTION. BY ENTERING INTO THIS AGREEMENT, YOU AND CWS ARE EACH WAIVING THE RIGHT TO A TRIAL BY JURY AND TO PARTICIPATE IN ANY CLASS ACTION, EXCEPT IN CASES THAT INVOLVE PERSONAL INJURY.

b.	“Claim” shall mean any dispute or controversy arising out of or relating to this Agreement, your use of the CWS site, and/or the transactions, activities, or relationships that involve, lead to, or result from any of the foregoing, (except for cases pending in Small Claims Court as provided in Section 9(h) below, or claims for personal injury). Claims include, but not limited to breach of contract, fraud, misrepresentation, express or implied warranty, and equitable, injunctive, or declaratory relief, as well as claims relating to loan servicing, credit/collections, and securities matters, regardless of the originating source (common law, statute, constitution, regulation, etc.). Claims include matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise and include those brought by or against your assigns, heirs, or beneficiaries.

c.	Either party to this Agreement has the right to require binding arbitration as the sole and exclusive forum and remedy for resolution of a claim between you and CWS. The party initiating arbitration shall do so with the American Arbitration Association (the “AAA”). The procedure shall be governed by the AAA Commercial Rules, and the parties stipulate that the law of the State of Virginia applies, without regard to conflict-of-law principles. In the case of a conflict between the rules and policies of the administrator and this Arbitration Provision, this Arbitration Provision shall control, subject to controlling law, unless all parties to the arbitration consent to have the rules and policies of the administrator apply. Arbitration shall take place in Virginia, or in such location as agreed upon by the parties.

d.	Absent agreement among the parties, the presiding arbitrator shall determine how to allocate the fees and costs of arbitration among the parties according to the administrator's rules or in accordance with controlling law if contrary to those rules. Each party shall bear the expense of that party's attorneys, experts, and witnesses, regardless of which party prevails in the arbitration, unless controlling law provides a right for the prevailing party to recover fees and costs from the other party. Notwithstanding the foregoing, if the arbitrator determines that your claim is frivolous or brought for an improper purpose (as measured by the standards set forth in Federal Rule of Civil Procedure 11(b)), we shall not be required to pay any fees or costs of the arbitration proceeding, and any previously paid fees or costs shall be reimbursed by you.

CWS Investments Inc

Subscription Agreement

e.	If the amount in controversy exceeds $50,000, any party may appeal the arbitrator's award to a three-arbitrator panel within 30 days of the final award. Additionally, in the event of such an appeal, any opposing party may cross-appeal within 30 days after notice of the appeal. The three-arbitrator panel may consider all of the evidence and issue a new award, and the panel does not have to adopt or give any weight to the first arbitrator's findings of fact or conclusion. This is called “de novo” review. Costs and conduct of any appeal shall be governed by this Arbitration Provision and the administrator's rules, in the same way as the initial arbitration proceeding. Any award by the individual arbitrator that is not subject to appeal, and any panel award on appeal, shall be final and binding, except for any appeal right under the Federal Arbitration Act (FAA), and may be entered as a judgment in any court of competent jurisdiction.

f.	The parties agree that this Arbitration Provision is made pursuant to a transaction between you and CWS that involves and affects interstate commerce and therefore shall be governed by and enforceable under the FAA. The arbitrator will apply substantive law consistent with the FAA and applicable statutes of limitations. The arbitrator may award damages or other types of relief permitted by the law of the State of Virginia, subject to the limitations set forth in this Agreement. The arbitrator will not be bound by judicial rules of procedure and evidence that would apply in a court. The parties also agree that the proceedings shall be confidential to protect intellectual property rights.

g.	IF YOU DO NOT AGREE TO THE TERMS OF THIS ARBITRATION AGREEMENT, YOU MAY OPT OUT OF THIS ARBITRATION PROVISION BY SENDING AN ARBITRATION OPT-OUT NOTICE TO CWS Investments, Inc. at 1750 Tysons Boulevard Suite 1500, Mclean, VA 22102, THAT IS RECEIVED AT THIS ADDRESS WITHIN 30 DAYS OF YOUR FIRST ELECTRONIC ACCEPTANCE OF THIS FORM. YOUR OPT-OUT NOTICE MUST CLEARLY STATE THAT YOU ARE REJECTING ARBITRATION; IDENTIFY THE AGREEMENT TO WHICH IT APPLIES BY DATE; PROVIDE YOUR NAME, ADDRESS, AND SOCIAL SECURITY NUMBER; AND BE SIGNED BY YOU. YOU MAY CONVEY THE OPT-OUT NOTICE BY U.S. MAIL OR ANY PRIVATE MAIL CARRIER (E.G. FEDERAL EXPRESS, UNITED PARCEL SERVICE, DHL EXPRESS, ETC.), SO LONG AS IT IS RECEIVED AT THE ABOVE MAILING ADDRESS WITHIN 30 DAYS OF YOUR FIRST ELECTRONIC ACCEPTANCE OF THE TERMS OF THIS AGREEMENT. IF THE NOTICE IS SENT BY A THIRD PARTY, SUCH THIRD PARTY MUST INCLUDE EVIDENCE OF HIS OR HER LEGAL AUTHORITY TO SUBMIT THE OPT-OUT NOTICE ON YOUR BEHALF. IF YOUR OPT-OUT NOTICE IS NOT RECEIVED WITHIN 30 DAYS, YOU WILL BE DEEMED TO HAVE ACCEPTED ALL TERMS OF THIS ARBITRATION AGREEMENT.

CWS Investments Inc

Subscription Agreement

h.	CWS agrees not to invoke our right to arbitrate an individual Claim you may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court. NO ARBITRATION SHALL PROCEED ON A CLASS, REPRESENTATIVE, OR COLLECTIVE BASIS (INCLUDING AS PRIVATE ATTORNEY GENERAL ON BEHALF OF OTHERS), EVEN IF THE CLAIM OR CLAIMS THAT ARE THE SUBJECT OF THE ARBITRATION HAD PREVIOUSLY BEEN ASSERTED (OR COULD HAVE BEEN ASSERTED) IN A COURT AS CLASS REPRESENTATIVE, OR COLLECTIVE ACTIONS IN A COURT. Unless consented to in writing by all parties to the arbitration, no party to the arbitration may join, consolidate, or otherwise bring claims for or on behalf of two or more individuals or unrelated corporate entities in the same arbitration.

i.	This Arbitration Provision shall survive (i) suspension, termination, revocation, closure, or amendments to this Agreement and the relationship of the parties; (ii) the bankruptcy or insolvency of any party or other person; and (iii) any transfer of any loan or Bond or any other promissory Bond(s) which you owe, or any amounts owed on such loans or Bonds, to any other person or entity. If any portion of this Arbitration Provision other than the prohibitions on class arbitration in Sections 9(a) and 9(h) is deemed invalid or unenforceable under any law or statute consistent with the FAA, it shall not invalidate the other provisions of this Arbitration Provision or this Agreement; if the prohibition on class arbitration is deemed invalid, however, then this entire Arbitration Agreement shall be null and void.

j.	THE PARTIES ACKNOWLEDGE THAT THEY HAVE A RIGHT TO LITIGATE CLAIMS THROUGH A COURT BEFORE A JUDGE, BUT WILL NOT HAVE THAT RIGHT IF ANY PARTY ELECTS ARBITRATION PURSUANT TO THIS ARBITRATION PROVISION. THE PARTIES HEREBY KNOWINGLY AND VOLUNTARILY WAIVE THEIR RIGHTS TO LITIGATE SUCH CLAIMS IN A COURT UPON ELECTION OF ARBITRATION BY ANY PARTY. THE PARTIES HERETO WAIVE A TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS AGREEMENT, OR ANY OTHER AGREEMENTS RELATED THERETO.

10.	NOTICES. All notices, requests, demands, required disclosures, and other communications to you from CWS will be transmitted to you only by email to the email address you have registered on the site or will be posted on the site, and shall be deemed to have been duly given and effective upon transmission or posting. If your registered email address changes, you must notify CWS promptly. You also agree to promptly update your registered residence/mailing address on the site if you change your residence. You shall send all notices or other communications required to be given hereunder to CWS via email at invest@7einvestments.com or in writing to CWS Investments, Inc. at 1750 Tysons Boulevard Suite 1500, Mclean, VA 22102. You may call CWS at 866-226-5736, but calling may not satisfy your obligation to provide notice hereunder or otherwise preserve your rights.

CWS Investments Inc

Subscription Agreement

11.	CONSENT TO ELECTRONIC TRANSACTIONS AND DISCLOSURES. Because CWS operates only on the Internet, it is necessary for you to consent to transact business with us online and electronically. As part of doing business with us, therefore, we also need you to consent to our giving you certain disclosures electronically, either via the site or to the email address you provide to us. By entering into this Agreement, you consent to receive electronically all documents, communications, notices, contracts, and agreements arising from or relating in any way to you or our rights, obligations, or services under this Agreement (each, a “Disclosure”). The decision to do business with us electronically is yours. This document informs you of your rights concerning disclosures.

Electronic Communications. Any Disclosures will be provided to you electronically through 7einvestments.com either on our website or via electronic mail to the verified email address you provided. If you require paper copies of such Disclosures, you may email us at invest@7einvestments.com or write to us at the mailing address provided below and a paper copy will be sent to you.

Scope of Consent. Your consent to receive Disclosures and transact business electronically, and our agreement to do so, applies to any transactions to which such Disclosures relate.

Consenting to Do Business Electronically. Before you decide to do business electronically with us, you should consider whether you have the required hardware and software capabilities described below.

Hardware and Software Requirements. In order to access and retain Disclosures electronically, you must satisfy the following computer hardware and software requirements: access to the Internet; an email account and related software capable of receiving email through the Internet; a web browser which is SSL-compliant and supports secure sessions, and hardware capable of running this software.

How to Contact Us regarding Electronic Disclosures. You can contact us via email at invest@7einvestments.com or in writing to CWS Investments, Inc. at 1750 Tysons Boulevard Suite 1500, Mclean, VA 22102.

You will keep us informed of any change in your email or home mailing address so that you can continue to receive all Disclosures in a timely fashion. If your registered email address changes, you must notify us of the change by sending an email to invest@7einvestments.com or calling 866-226-5736. You also agree to update your registered residence address and telephone number on the web site if they change.

You will print a copy of this Agreement for your records. You agree and acknowledge that you can access, receive, and retain all Disclosures electronically sent via email or posted on the Site.

CWS Investments Inc

Subscription Agreement

12.	MISCELLANEOUS

a.	TERMINATION OF AGREEMENT: If this subscription is rejected by the Company, then this Subscription Agreement shall be null and void and of no further force and effect, no party shall have any rights against any other party and the Company shall promptly return the funds delivered with this Subscription Agreement.

b.	TAXES. The discussion of the federal income tax considerations arising from investment in the Company, as set forth in the Offering Circular, is general in nature and the federal income tax considerations to the Purchaser of investment in the Company will depend on individual circumstances. The Offering Circular does not discuss state income tax considerations, which may apply to all or substantially all Purchasers. There can be no assurance the Internal Revenue Code or the Regulations under the Code will not be amended in a manner adverse to the interests of the Purchaser or the Company.

c.	You and CWS agree that the Bonds are intended to be indebtedness of CWS for U.S. federal income tax purposes. You agree that you will not take any position inconsistent with such treatment of the Bonds for tax, accounting, or other purposes, unless required by law. You further acknowledge that the Bonds will be subject to the original issue discount rules of the Internal Revenue Code of 1986, as amended. You acknowledge that you are prepared to bear the risk of loss of your entire purchase price for any Bonds you purchase.

d.	DULY AUTHORIZED. If the Purchaser is a corporation, partnership, trust, or other entity, the individuals signing in its name are duly authorized to execute and deliver this Subscription Agreement on behalf of such entity, and the purchase of the Bonds by such entity will not violate any law or agreement by which it is bound.

e.	NO PUBLIC MARKET. The Purchaser acknowledges that the Bonds are being offered pursuant to Tier 2 of Regulation A under the Securities Act of 1933, as amended, pursuant to an offering statement that has been qualified by the Securities and Exchange Commission. There is currently no public trading market for the Bonds, and the Company does not intend to list the Bonds on any securities exchange or to facilitate the development of any secondary market. The Bonds are subject to the restrictions set forth in Section 8 of this Agreement.

f.	SUCCESSORS. The representations, warranties and agreements contained in this Subscription Agreement shall be binding on the Purchaser's successors, assigns, heirs and legal representatives and shall inure to the benefit of the respective successors and assigns of the Company and its directors and officers. If the Purchaser is more than one person, the obligations of all of them shall be joint and several, and the representations and warranties contained herein shall be deemed to be made by and to be binding upon each such person and his heirs, executors, administrators, successors, and assigns.

CWS Investments Inc

Subscription Agreement

g.	INDEMNIFICATION. The Purchaser shall indemnify and defend the Company from and against any and all liability, damage, cost, or expense (including attorneys’ fees) arising out of or in connection with:

i.	Any inaccuracy in, or breach of, any of the Purchaser’s declarations, representations, warranties or covenants set forth in this document or any other document or writing delivered to the Company;

ii.	Any disposition by the Purchaser of any Bonds in violation of this Agreement, the Offering Circular, the Bylaws or applicable law; or

iii.	Any action, suit, proceeding or arbitration alleging any of the foregoing.

h.	CHANGE IN TERMS: We reserve the right to make changes to this agreement from time to time, and we will send or post electronic notice of such changes within ten days of the change(s). You understand and agree that these terms are subject to change.

The terms of this Agreement shall survive until the maturity of the Bonds purchased by you. The parties stipulate that there are no third-party beneficiaries to this Agreement. You may not assign, transfer, sublicense, or otherwise delegate your rights or responsibilities under this Agreement to any person without prior written consent from CWS. Any such assignment, transfer, sublicense, or delegation in violation of this section shall be null and void. This Agreement shall be governed by the laws of the State of Virginia without regard to any principle of conflict of laws that would require or permit the application of the laws of any other jurisdiction. Any waiver of a breach of any provision of this Agreement will not be a waiver of any subsequent breach. Failure or delay by CWS to enforce any term or condition of this Agreement will not constitute a waiver of such term or condition. If at any time subsequent to the date hereof, any of the provisions of this Agreement shall be held by any court of competent jurisdiction to be illegal, void, or unenforceable, such provision shall be of no force and effect, but the illegality and unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provisions of this Agreement. The headings in this Agreement are for reference purposes only and shall not affect the interpretation of this Agreement in any way.

13.	ENTIRE AGREEMENT. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, THIS AGREEMENT REPRESENTS THE ENTIRE AGREEMENT BETWEEN YOU AND CWS REGARDING THE SUBJECT MATTER HEREOF AND SUPERSEDES ALL PRIOR OR CONTEMPORANEOUS COMMUNICATIONS, PROMISES AND PROPOSALS, WHETHER ORAL, WRITTEN OR ELECTRONIC, BETWEEN US.

14.	HEADINGS. ALL SECTION HEADINGS HEREIN ARE INSERTED FOR CONVENIENCE ONLY AND DO NOT MODIFY OR AFFECT THE MEANING, CONSTRUCTION, OR INTERPRETATION OF ANY OF THE PROVISIONS OF THIS AGREEMENT.

15.	FURTHER REPRESENTATIONS

Purchaser understands that the Company will be relying on the accuracy and completeness of the statements and responses contained in this Subscription Agreement and in the Investor Questionnaire.

CWS Investments Inc

Subscription Agreement

Purchaser represents and warrants to the Company as follows:

1.	My Statements and responses contained in this Subscription Agreement and the attached Investor Questionnaire are complete and correct and may be relied on by the Company for the purpose of complying with all applicable security laws and to determine whether I am a suitable investor.

2.	I will notify the Company immediately of any material change in any statement or response made in this Subscription Agreement or the attached Investor Questionnaire before acceptance by the Company of this subscription.

3.	I have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the prospective investment, or I have consulted with Professional Advisors identified in the attached Investor Questionnaire who have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of prospective investment.

4.	I am able to bear the economic risk of an investment in the Bonds of the class indicated herein until their stated maturity date and potentially for an indefinite period thereafter in the event of delay, extension, restructuring, insolvency, bankruptcy, or default by the Company. I understand that an investment in the Bonds is illiquid, that there is no established public trading market for the Bonds and none is expected to develop, and that I may be unable to liquidate my investment prior to the stated maturity date. I further understand that an investment in the Bonds may result in a complete loss of my investment. I have adequate means of providing for my current financial needs and contingencies independent of any return on, or return of, my investment in the Bonds, and I have no need for liquidity in this investment.

[signature pages to follow]

CWS Investments Inc

Subscription Agreement

PART 4: SIGNATURE PAGE

FOR GOOD AND VALID CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the Purchaser, intending to be legally bound, has executed this Subscription Agreement this ________________________________.

Dollar Amount of Capital Commitment	$	________________________________

Are you investing $50,000 or more?		☐ Yes ☐ No

Select the class of your investment:

☐	CLASS A1 BONDS AT 7% PER ANNUM ($5,000 Minimum)
☐	CLASS A4 BONDS AT 8% PER ANNUM ($5,000 Minimum)
☐	CLASS B4 BONDS AT 9% PER ANNUM ($50,000 Minimum)
☐	CLASS B7 BONDS AT 10% PER ANNUM ($50,000 Minimum)

I/We understand and agree that the "Effective Date" shall be the first day of the calendar month immediately following the month in which all of the following conditions have been satisfied: (i) acceptance of this subscription by the Company, (ii) receipt of the Purchaser's funds in full by the Company, and (iii) issuance of the Bonds to the Purchaser. Beginning on the Effective Date, the Bonds shall accrue interest at the rate applicable to the Bond class selected herein. No interest shall accrue prior to the Effective Date.

BY SIGNING BELOW, THE PURCHASER AGREES TO BE BOUND BY THE TERMS AND CONDITIONS OF THIS SUBSCRIPTION AGREEMENT, THE OFFERING CIRCULAR, AND THE BYLAWS OF CWS INVESTMENTS, INC., AND ACKNOWLEDGES THAT THIS SUBSCRIPTION IS IRREVOCABLE UPON ACCEPTANCE BY THE COMPANY.

Signatures
* Required
Signature of Individual / Authorized Person*	Date*

Signature of Co-Owner, if applicable	Date

PART 5: ACCEPTANCE PAGE

ACCEPTANCE BY CWS INVESTMENTS, INC. NOT VALID UNTIL ALL

CONDITIONS SET FORTH IN SECTION 2(e) ARE SATISFIED.

Signatures One signature and date must be provided.
CWS INVESTMENTS INC Name of Entity CWS INVESTMENTS INC
Print Name and Title of Entity Representative

________________________________________
Signature of Entity Representative X ____________________________________	Date

BENEFICIARY INFORMATION

This form is available for individual and joint accounts.

The beneficiary designation set forth herein is revocable and may be changed by the Purchaser at any time by written notice to the Company. A beneficiary designation does not constitute a transfer of the Bonds and does not grant the named beneficiary any current rights with respect to the Bonds.

Note: Percentages for all beneficiaries must total 100%.

Full Legal Name	Date of Birth	SSN / Tax ID	Phone Number	Email Address	Address	Relationship to Account Holder	% of Assets (total = 100%)

TOTAL:							100%